UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2011
VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535

(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131

(Address of Principal Executive Offices)	(Zip Code)
(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders
     On May 25, 2011, Vector Group Ltd. held its 2011 annual meeting of stockholders, where stockholders considered and voted upon the following proposals:
Proposal 1: To elect seven directors of the Company.
     By vote reflected below, each of the directors nominated was elected.

Nominee	For	Withheld	Broker Non-Votes
Bennett S. LeBow	37,589,701	15,034,259	16,568,121
Howard M. Lorber	37,479,972	15,143,988	16,568,121
Ronald J. Bernstein	37,791,763	14,832,197	16,568,121
Henry C. Beinstein	37,722,044	14,901,916	16,568,121
Robert J. Eide	37,818,914	14,805,046	16,568,121
Jeffrey S. Podell	37,530,088	15,093,872	16,568,121
Jean E. Sharpe	37,793,461	14,830,499	16,568,121
Proposal 2: To approve the Incentive Compensation Plan.
     By vote reflected below, the Incentive Compensation Plan was approved.

For	Against	Abstain	Broker Non-Votes
36,742,488	15,496,453	385,012	16,568,128
Proposal 3: Advisory vote on the compensation of the Company’s named executive officers.
     By vote reflected below, the Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
32,981,453	4,893,606	14,748,897	16,568,125

Proposal 4: Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.
     By vote reflected below, the Company’s stockholders recommended, on an advisory basis, that the Company conduct future advisory votes on the compensation of the Company’s named executive officers on an annual basis.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
35,975,908	305,868	1,620,782	14,721,394	16,568,129
     After consideration of the recommendation of the Company’s stockholders, the Company’s Board of Directors has determined that the Company will hold future advisory votes on the compensation of the Company’s named executive officers on an annual basis until the next advisory vote regarding frequency.
Proposal 5: Ratification of the selection of PricewaterhouseCoopers LLP as Independent Registered Certified Public Accounting Firm for the fiscal year ending December 31, 2011.
     By vote reflected below, the selection of the independent registered certified public accounting firm was ratified.

For	Against	Abstain
54,371,550	292,393	14,528,138

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer

Date: May 27, 2011